UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2026

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)
(305) 460-8728 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2026, Amerant Bancorp Inc. (the “Company”) and its subsidiary, Amerant Bank, N.A. (the “Bank”), appointed Adrian Rodriguez as Executive Vice President and Chief Operating Officer, effective as of May 26, 2026 (the “Effective Date”). Mr. Rodriguez had been serving as Interim Chief Operating Officer since November 10, 2025, as previously disclosed in an amendment to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 17, 2025. Mr. Rodriguez was initially appointed on an interim basis in connection with the appointment of Carlos Iafigliola, the Company’s then Chief Operating Officer, as Interim Chief Executive Officer effective November 5, 2025, who was subsequently appointed as President and Chief Executive Officer of the Company and the Bank on May 18, 2026.

Mr. Rodriguez, age 42, was appointed Interim Chief Operating Officer on November 10, 2025, having previously served, since 2022, as Executive Vice President and Head of Loan Operations, and in such role was responsible for managing loan and credit operations, including legal documentation and closings, servicing, loan accounting, and regulatory compliance. From 2019 to 2022, Mr. Rodriguez served as Senior Vice President and Internal Controls Manager, overseeing the Company’s SOX compliance framework and third-party vendor risk management. He played a key role in the sale of the Houston franchise in 2024, the transition to a new core banking platform in 2023, and the Company’s initial public offering in 2018. Mr. Rodriguez has more than 13 years of management experience in the banking industry and previously spent five years in public accounting, focusing on audits of financial institutions. He earned a Bachelor of Business Administration in 2007 and an MBA in 2010, both from Florida International University.

There are no family relationships between Mr. Rodriguez and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Rodriguez that are reportable pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Rodriguez and any other persons pursuant to which he was appointed as the Company’s Executive Vice President and Chief Operating Officer.

In connection with Mr. Rodriguez’s appointment, the material terms of his compensation in connection with his service as Executive Vice President and Chief Operating Officer have not yet been determined. Once such terms are determined and approved by the Compensation Committee the Company will file an amendment to this Current Report on Form 8-K to disclose such information. In the meantime, Mr. Rodriguez's compensation remains the same as was reported in the Form 8-K/A filed on November 17, 2025.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2026	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: Executive Vice President, Associate General Counsel and Corporate Secretary